Exhibit 10.1

AMENDMENT #3 TO
MASTER SERVICES AGREEMENT
CALL HANDLING SERVICES

THIS AMENDMENT (the “Amendment”) to the Master Services Agreement Call Handling Services (“MSA”) dated October 1, 2013 is made effective as of this 1st  day of  July, 2017, by and between Comcast Cable Communications Management, LLC, a Delaware limited liability company, with offices at 1701 JFK Boulevard Philadelphia, PA 19103-2838 ("Comcast") and Support.com, Inc. with offices at 900 Chesapeake Drive, 2nd Floor, Redwood City, CA 94063 ("Vendor").

The parties, for good and valuable consideration, the receipt of which is hereby acknowledged, agree to amend the MSA as follows:

1.	Section IV, DUTIES OF VENDOR is hereby amended by adding the following Section 4.25 as a new section:

“4.25    Customer Approval:

(a)  Vendor shall obtain customer approval for all changes to rates, and/or Comcast Product(s) on a customer’s account in accordance with Comcast’s customer approval policies, procedures and technical requirements (“Customer Approval Requirements”), as updated by Comcast from time to time.

(b)  Vendor shall ensure that all Vendor personnel assigned to any function supporting Comcast will receive training on Comcast’s Customer Approval Requirements and pass the corresponding assessment prior to performing the Services. Vendor shall submit the   quarterly certification attached hereto as Exhibit G “QUARTERLY TRAINING CERTIFICATION FOR THE COMCAST CUSTOMER APPROVAL PROGRAM”. All signed certifications shall be e-mailed to NCO_Contracts@comcast.com no later than the 1st day of the monthly following the end of Comcast’s fiscal quarter.”

Except as expressly modified by this Amendment, the MSA shall remain in full force and effect.  To the extent there is a conflict between the terms of this Amendment and the terms of the MSA, the terms of theis Amendment shall govern.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written

COMCAST CABLE COMMUNICATIONS MANAGEMENT, LLC		SUPPORT.COM, INC.
BY:	/s/ Joy Park	BY:	/s/ Rick Bloom

NAME:	Joy Park	NAME:	Rick Bloom

TITLE:	Vice President	TITLE:	CEO

DATE:	July 11, 2017	DATE:	2017-07-24

EXHIBIT G
QUARTERLY TRAINING CERTIFICATION
FOR THE COMCAST CUSTOMER APPROVAL PROGRAM
For the period beginning on ______ and ending _____ (the “Reporting Period”)

Vendors supporting the customer care, sales, or technical operations of Comcast Cable Communications Management, LLC (“Comcast”) have certain training obligations regarding the Comcast Customer Approval Program (the “Assigned Training”).  For purposes of this certification, “Covered Workers” means:

1.	All individuals working on behalf of the Vendor, including sub-contracted individuals, as of the last day of the Reporting Period; and
2.	Assigned to any function supporting Comcast.

Accordingly, as an Authorized Officer of Vendor, I certify, after a thorough review of our records, the following about the training of our Covered Workers:

Assigned Training Course No.1 – [COURSE TITLE]

Total Number of Covered Workers

% of Total Number of Covered Workers who completed Course No. 1

Assigned Training Course No. 2 – [COURSE TITLE] [DELETE TABLE IF UNNECESSSARY]

Total Number of Covered Workers

% of Total Number of Covered Workers who completed Course No. 2

I further certify that Covered Workers added to the labor pool after the Reporting Period, or who have not successfully completed the Assigned Training, shall successfully complete the Assigned Training prior to being assigned by Vendor to any function supporting Comcast.

Executed this ____ day of ______, 201__.

By:

Name:

Title:

Vendor:	Support.com, Inc.